UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 18, 2012

GALENA BIOPHARMA, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33958	20-8099512
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

310 N. State Street, Suite 208 Lake Oswego, Oregon 97034
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (855) 855-4253

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On December 18, 2012, Galena Biopharma, Inc. (“we,” “us,” “our,” “Galena,” or the “Company”) entered into a purchase agreement with Piper Jaffray & Co. acting as the sole book-running manager and representative of the several underwriters (the “Underwriters”), relating to the public offering by us of 15,126,250 units at a public offering price of $1.60 per unit. Each unit consists of one share of our common stock, par value $0.0001 per share, and a warrant to purchase 0.5 of a share of our common stock at an exercise price of $1.90 per share. The shares of common stock and warrants are immediately separable and will be issued separately. The warrants are immediately exercisable and expire on the fifth anniversary of the date of issuance. The Underwriters will purchase the units at a price of $1.504 per unit, representing a 6% discount from the public offering price.

The offering is expected to close on December 21, 2012, subject to the satisfaction of customary closing conditions. The net proceeds to us are expected to be approximately $22.52 million, after deducting the underwriting discount and estimated offering expenses payable by us.

The offering of the units is being made pursuant to our existing shelf registration statement on Form S-3 (File No. 333-167025), which was filed with the Securities and Exchange Commission (the “Commission”) on May 21, 2010 and declared effective by the Commission on May 28, 2010 and a registration statement on Form S-3MEF (File No. 333-185526), which was filed and became effective with the Commission on December 17, 2012 pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the “Securities Act”). The offering is described in more detail in a prospectus supplement dated December 18, 2012 and an accompanying base prospectus dated May 21, 2010.

The purchase agreement contains customary representations, warranties, and agreements by us, and customary conditions to closing, indemnification obligations of us and the Underwriters, including for liabilities under the Securities Act other obligations of the parties, and termination provisions.

The purchase agreement is included as an exhibit to this Current Report to provide investors and security holders with information regarding its terms. It is not intended to provide any other factual information about the Company. The representations, warranties and covenants contained in the purchase agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to the purchase agreement, and may be subject to limitations agreed upon by the parties, including being qualified by confidential disclosures exchanged between the parties in connection with the execution of the purchase agreement.

A copy of the opinion of TroyGould PC relating to the legality of the issuance and sale of the securities in the offering is attached as Exhibit 5.1 hereto. Copies of the purchase agreement and the form of the warrant are filed herewith as Exhibit 1.1 and Exhibit 4.1, respectively, and are incorporated herein by reference. The foregoing description of the offering, the purchase agreement and the warrants does not purport to be complete and is qualified in its entirety by reference to such Exhibits.

Item 1.02. Termination of a Material Definitive Agreement

As previously reported, on February 17, 2012, we entered into a sales agreement with Cantor Fitzgerald & Co. relating to a so-called controlled equity offering facility under which we could elect to sell to Cantor Fitzgerald & Co. from time to time up to $10 million of shares of our common stock, which agreement was terminable by either party at any time upon notice to the other party. In order to facilitate the offering described above, on December 17, 2012, we notified Cantor Fitzgerald & Co. that we terminated the sales agreement effective immediately, which provided us with the ability to sell additional securities in the offering under our “shelf” registration statement. We did not sell or undertake to sell any shares of our common stock under the former sales agreement.

Item 8.01. Other Events.

On December 17, 2012 and December 18, 2012, respectively, we issued press releases announcing the offering and the pricing of the offering. Copies of the press releases are incorporated herein by reference or attached hereto as Exhibits 99.1 and 99.2, respectively, and are incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

We are filing as part of this report the exhibits listed on the accompanying Index to Exhibits, which information is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GALENA BIOPHARMA, INC.

Date: December 19, 2012	By:	/s/ Mark J. Ahn
Mark J. Ahn, Ph.D.
President and Chief Executive Officer

Index to Exhibits

Exhibit No.	Description

1.1	Purchase Agreement dated as of December 18, 2012 by and between Galena Biopharma, Inc. and Piper Jaffray & Co.

4.1	Form of December 2012 Warrant

5.1	Opinion of TroyGould PC

23.1	Consent of TroyGould PC (contained in Exhibit 5.1 above)

99.1	Press release of Galena Biopharma, Inc. issued December 17, 2012 (incorporated by reference to Exhibit 99.1 to Galena Biopharma, Inc. Form 8-K filed December 18, 2012)

99.2	Press release of Galena Biopharma, Inc. issued December 18, 2012